Limited Power of Attorney - Securities Law Compliance

      The undersigned, as a holder of common stock of Viavi Solutions Inc. (the
"Company"), hereby appoints the Company's Secretary, finance director, stock administrator, in-house attorneys, and each of them, his/her true and lawful attorney-in-fact and agent to complete and execute Forms 3, 4 and 5 and any other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to complete all acts necessary in order to file such forms with the Securities and Exchange
Commission, securities exchange or national association, the Company or such other person or agency as the attorney shall deem appropriate.

      The undersigned hereby ratifies and confirms all actions and filings that said attorneys and agents do or cause to be done by virtue hereof.

      The authority of the attorneys-in-fact under this Limited Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5, or other forms with regard to the undersigned's ownership, acquisition or disposition of securities of the
Company, unless earlier revoked in writing.

      The undersigned acknowledges that none of the attorneys-in-fact assumes any of the undersigned's responsibilities to comply with Section 16 of the Act and the rules and regulations promulgated thereunder, or any successor laws and regulations.

    This limited power of attorney was executed on the date set forth below.

/s/Glenda Dorchak
Signature

Glenda Dorchak

November 20, 2019
Date